                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

FILED BY THE REGISTRANT  /X/          FILED BY A PARTY OTHER THAN THE REGISTRANT
--------------------------------------------------------------------------------

Check the appropriate box:

  /X/  Preliminary Proxy Statement

  / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

  / /  Definitive Proxy Statement

  / /  Definitive Additional Materials

  / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CAMBRIDGE HEART, INC.

            -------------------------------------------------------

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            -------------------------------------------------------

                   (NAME OF PERSON(S) FILING PROXY STATEMENT
                         IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

  /X/  No Fee Required.

  / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

  / /  Fee paid previously with preliminary materials.

  / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                               PRELIMINARY COPIES

                             CAMBRIDGE HEART, INC.

                               ONE OAK PARK DRIVE
                          BEDFORD, MASSACHUSETTS 01730

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 2001

    NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Meeting") of Cambridge Heart, Inc., a Delaware corporation (the "Company"), will be held at the offices of Hale and Dorr LLP, 26th floor, 60 State Street, Boston, Massachusetts 02109, on May 31, 2001, at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

    1. To elect two Class II directors of the Company for the ensuing three years.

    2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the number of shares of Common Stock authorized for issuance from 25,000,000 to 50,000,000.

    3.  To approve the Company's 2001 Stock Incentive Plan.

    4. To ratify the appointment by the Board of Directors of the Company of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2001.

    5. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Meeting. The Board of Directors has no knowledge of any other business to be transacted at the Meeting or at any adjournment or postponement thereof.

    The Board of Directors has fixed the close of business on April 9, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours for ten days prior to the Meeting at the office of the Secretary of the Company at the above address, and at the time and place of the Meeting.

    If you would like to attend the Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of such shares. You must also bring a form of personal identification. In order to vote your shares at the Meeting, you must obtain from the nominee a proxy issued in your name.

    A copy of the Company's Annual Report for the year ended December 31, 2000, which contains financial statements and other information of interest to stockholders, accompanies this Notice of Meeting and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,
                                          Eric Dufford, SECRETARY

Bedford, Massachusetts
April   , 2001

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                               PRELIMINARY COPIES

                             CAMBRIDGE HEART, INC.
                               ONE OAK PARK DRIVE
                          BEDFORD, MASSACHUSETTS 01730

                                PROXY STATEMENT
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 2001

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cambridge Heart, Inc., a Delaware corporation (the "Company"), for use at the 2001 Annual Meeting of Stockholders (the "Meeting") to be held on May 31, 2001, at 10:00 a.m., local time, at Hale and Dorr LLP, 26th floor, 60 State Street, Boston, Massachusetts 02109, and at any adjournment or postponement thereof. All proxies will be voted in accordance with the stockholders' instructions, and, if no choice is specified, the shares will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation to the Secretary of the Company. Attendance at the Meeting will not in itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

    On April 9, 2001, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, there were issued and
outstanding and entitled to vote             shares of Common Stock, $.001 par
value per share (the "Common Stock"). Each share entitles the record holder to one vote on each matter.

VOTING SECURITIES AND VOTES REQUIRED

    The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

    The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of all outstanding shares of Common Stock is required for the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the approval of the Company's 2001 Stock Incentive Plan and for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.

    Shares held by stockholders who abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on the matter, but will have the same effect as a vote against matters that require the affirmative vote of a majority of all outstanding shares of Common Stock.

    THE NOTICE OF MEETING, THIS PROXY STATEMENT AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2000 ARE BEING MAILED TO
STOCKHOLDERS ON OR ABOUT APRIL   , 2001. A COPY OF THE COMPANY'S ANNUAL REPORT
ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE COMPANY, ONE OAK PARK DRIVE, BEDFORD, MASSACHUSETTS, 01730, ATTENTION: ROBERT B. PALARDY. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of Common Stock by (i) each stockholder known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each current director of the Company, (iii) the Company's Chief Executive Officer and the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes to the table, all information set forth in the table is as of January 31, 2001 and the address for each director and executive officer of the Company is: c/o Cambridge
Heart, Inc., One Oak Park Drive, Bedford, MA 01730.

                                                               NUMBER OF SHARES        PERCENTAGE OF
                                                            BENEFICIALLY OWNED (1)   CLASS OUTSTANDING
                                                            ----------------------   -----------------
Frontier Capital Management Co., LLC......................           2,080,000(2)          12.2%
The Goldman Sachs Group, Inc..............................           1,681,507(3)           9.9%
Richard J. Cohen, M.D., Ph.D..............................           1,299,802(4)           7.6%
S Squared Technology Corp.................................           1,017,814(5)           6.0%
Jeffrey M. Arnold.........................................             826,415(6)           4.7%
Eric Dufford..............................................              66,642(7)             *
Robert B. Palardy.........................................              45,750(8)             *
Kevin S. Librett..........................................              42,500(9)             *
Harris A. Berman, M.D.....................................              31,667(10)            *
James W. Sheppard.........................................              23,493(11)            *
Maren D. Anderson.........................................               8,333(12)            *
Jeffrey J. Langan.........................................               8,333(13)            *
Daniel M. Mulvena.........................................               8,333(14)            *
David A. Chazanovitz......................................               4,000                *
All directors and executive officers as a group (11
  persons)................................................           2,365,268(15)         13.2%

------------------------

   * Represents less than 1% of the outstanding Common Stock.

 (1) The Company believes that each stockholder has sole voting and investment power with respect to the shares of Common Stock listed, except as otherwise noted. The number of shares beneficially owned by each stockholder is determined under rules of the Commission, and the information is not necessarily indicative of ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 2001 through the exercise of any stock option or other right. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission by such stockholder of beneficial ownership of those shares of Common Stock. Shares of Common Stock which an individual or entity has a right to acquire within the 60-day period following January 31, 2001 pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity shown in the table.

 (2) Consists of shares in which Frontier Capital Management Co., LLC ("Frontier") has sole voting and dispositive power, as reported in Amendment No. 1 to Schedule 13G filed with the Commission on February 14, 2001. The business address of Frontier is 99 Summer Street, Boston, Massachusetts 02110.

 (3) Consists of shares in which The Goldman Sachs Group, Inc. shares voting and dispositive power with Goldman, Sach & Co., as reported in Amendment No. 7 to Schedule 13G filed with the

     Commission on February 9, 2001. The business address of The Goldman Sachs Group, Inc. is 85 Broad Street, New York, New York 10004.

 (4) Includes 25,417 shares issuable to Dr. Cohen within 60 days of January 31, 2001 upon exercise of stock options.

 (5) Consists of shares in which S Squared Technology Corp. has sole voting and dispositive power, as reported in a Schedule 13G filed with the Commission on February 14, 2001. The business address of S Squared Technology Corp. is 515 Madison Avenue, New York, New York 10022.

 (6) Includes 667,752 shares issuable to Mr. Arnold within 60 days of January 31, 2001 upon exercise of stock options.

 (7) Includes 55,000 shares issuable to Mr. Dufford within 60 days of January 31, 2001 upon exercise of stock options.

 (8) Includes 43,750 shares issuable to Mr. Palardy within 60 days of January 31, 2001 upon exercise of stock options.

 (9) Includes 42,500 shares issuable to Mr. Librett within 60 days of January 31, 2001 upon exercise of stock options.

 (10) Includes 21,667 shares issuable to Dr. Berman within 60 days of January 31, 2001 upon exercise of stock options.

 (11) Includes 21,250 shares issuable to Mr. Sheppard within 60 days of January 31, 2001 upon exercise of stock options.

 (12) Consists of 8,333 shares issuable to Ms. Anderson within 60 days of January 31, 2001 upon exercise of stock options.

 (13) Consists of 8,333 shares issuable to Mr. Langan within 60 days of January 31, 2001 upon exercise of stock options.

 (14) Consists of 8,333 shares issuable to Mr. Mulvena within 60 days of January 31, 2001 upon exercise of stock options.

 (15) Includes a total of 902,335 shares which the executive officers and directors together have a right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2001. To the knowledge of the Company, there are no agreements among any of the foregoing persons or entities with respect to the voting of shares of Common Stock of the Company.

                                   DIRECTORS

ELECTION OF DIRECTORS

    The Company has a classified Board of Directors currently consisting of two Class I directors (Jeffrey M. Arnold and Maren D. Anderson), three Class II directors (Richard J. Cohen, Harris A. Berman and David A. Chazanovitz) and two Class III directors (Jeffrey J. Langan and Daniel M. Mulvena). One class of directors is elected each year to serve for a three-year term. The Class I, Class II and Class III directors were elected to serve until the annual meeting of stockholders to be held in 2003, 2001 and 2002, respectively, and until their respective successors are elected and qualified.

    The persons named in the enclosed proxy card will vote to elect, as Class II directors, Richard J. Cohen and David A. Chazanovitz, unless the proxy is marked otherwise. The proxy may not be voted for more than two directors. Dr. Cohen and Mr. Chazanovitz are presently Class II directors of the Company. Harris A. Berman, a current Class II director of the Company, is not standing for re-election to the Board of Directors. Each Class II director will be elected to hold office until the year 2004 annual meeting of stockholders and until his or her successor is elected and qualified. Each of the nominees has indicated a willingness to serve, if elected; however, if a nominee becomes unable or unwilling to serve as a director, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that either of the nominees will be unable or unwilling to serve as a director.

    Set forth below are the name and age of each nominee for director and the positions and offices held by him with the Company, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company.

DAVID A. CHAZANOVITZ                                 Director since 2000
                                                     Age: 50

    Mr. Chazanovitz has been the Chief Executive Officer of the Company since February 2001 and the President and Chief Operating Officer of the Company since October 2000. From July 1998 to September 2000, Mr. Chazanovitz served as the President of the Neurosciences Division of NMT Medical Inc., a medical device firm. From June 1996 to July 1998, Mr. Chazanovitz served as the President of the Septal Repair Division of NMT, following the merger of Innerventions, Inc., a firm that Mr. Chazanovitz founded in 1995, with NMT. Mr. Chazanovitz also previously served as the President of several divisions of C.R. Bard, Inc., a medical products and services firm, including Bard Ventures, Bard Electrophysiology and USCI Angiography. Mr. Chazanovitz holds a B.S. in Biology from City College of New York and an M.B.A. in Marketing from Long Island University.

RICHARD J. COHEN, M.D., Ph.D.                        Director since 1993
                                                     Age: 50

    Dr. Cohen, the scientific founder of the Company, has been a consultant to the Company since February 1993. Dr. Cohen is the Whitaker Professor of Biomedical Engineering at the Massachusetts Institute of Technology in the Harvard-MIT Division of Health Sciences and Technology, where he has been on the faculty since 1979. Dr. Cohen is also on the staff of the Brigham and Women's Hospital in Boston. From 1985 to 1995, Dr. Cohen was the Director of the Harvard-MIT Center for Biomedical Engineering located at MIT, and he is currently the Leader of the Cardiovascular Alterations Team of the National Space Biomedical Research Institute. He has authored over 200 published research articles and 18 issued United States patents. Dr. Cohen holds A.B. and M.D. degrees from Harvard University and a Ph.D. in Physics from MIT.

CURRENT DIRECTORS

    Set forth below (with the exception of David A. Chazanovitz and Richard J. Cohen, the information with respect to whom is set forth above) are the name and age of each current director and the positions and offices held by him or her with the Company, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which he or she serves as a director and the year of the commencement of his or her term as a director of the Company.

MAREN D. ANDERSON                                    Director since 2000
                                                     Age: 47

    Since March 1999, Ms. Anderson has been self-employed in private investment. From 1988 to March 1999, Ms. Anderson was an Executive Vice President and a Director of Covance Health Economics and Outcomes Services, Inc., a consulting firm that specializes in strategic reimbursement planning and market research for new medical technologies and of which Ms. Anderson was a founding partner. From 1981 to 1988 Ms. Anderson was a consultant with Lewin and Associates, Inc., specializing in market research and strategic planning for the development and launch of biotechnology, medical device and pharmaceutical products. Ms. Anderson has six years of government service experience, from 1974 to 1981, including three years at the Health Care Financing Administration.

Ms. Anderson holds a B.A. from the University of Michigan and a Masters in Public Policy from the University of California.

JEFFREY M. ARNOLD                                    Director since 1993
                                                     Age: 51

    Mr. Arnold has served as Chairman of the Board of Directors since
August 1997. Mr. Arnold served as Chief Executive Officer of the Company from September 1993 to February 2001 and as President of the Company from September 1993 to October 2000. Mr. Arnold was formerly the President and Chief Executive Officer and a director of Molecular Simulations Inc., a supplier of software for rational drug design. Mr. Arnold also served as the Vice President of Operations for Datascope Corporation's Instrumentation Products division, and Mr. Arnold held senior marketing and research and development positions for Becton Dickinson and Co., which manufactures medical supplies and diagnostic systems. Mr. Arnold holds a B.S. in Electrical Engineering from MIT.

HARRIS A. BERMAN, M.D.                               Director since 1998
                                                     Age: 62

    Dr. Berman has been Chief Executive Officer of Tufts Health Plan, a managed healthcare organization, since 1986. He is also the immediate past chairman of the Massachusetts Association of HMO's, co-chairman of Affiliated Health Information Networks of New England, a director of the American Association of Health Plans, and Chairman of the Board of the FleetBoston Celebrity Series.
Dr. Berman is also a fellow of the American College of Physicians and a Clinical Professor of Medicine and of Community Health at Tufts University School of Medicine. Dr. Berman's term as a director of the Company will expire at the Meeting. Dr. Berman is not standing for re-election to the Board of Directors.

JEFFREY J. LANGAN                                    Director since 1999
                                                     Age: 56

    Mr. Langan has served as President and Chief Executive Officer of
Nexigent Inc., a firm that provides internet-based services for pharmaceutical clinical trials, since January 2001. From July 1999 to December 2000,
Mr. Langan was an independent consultant with Maine Point Associates. From November 1997 to July 1999, Mr. Langan served as President and Chief Executive Officer of Idexx Laboratories, Inc., a veterinary diagnostic and software firm, and, from April 1996 to November 1997, as President and Chief Executive Officer of Thermedics Detection, Inc., which produces measurement and detection systems. Mr. Langan was also General Manager of the Healthcare Information Management Division and General Manager of the Clinical Systems Business Unit for Hewlett-Packard Medical Systems from May 1989 to April 1996. Mr. Langan holds a B.S. in Mechanical Engineering from Villanova University, an M.S. in Engineering Mechanics from Rensselaer Polytechnic Institute and an M.B.A from the Harvard University Graduate School of Business Administration.

DANIEL M. MULVENA                                    Director since 1999
                                                     Age: 52

    Mr. Mulvena is a founding partner of Commodore Associates, a consulting firm for medical device and services companies, of which he has served as a partner since May 1995. From February 1992 to May 1995, Mr. Mulvena served as Group Vice President, Cardiology, Boston Scientific Corporation, a medical device firm. From 1989 to 1991, Mr. Mulvena served as Chairman and Chief Executive Officer of Lithox Systems, Inc. Prior to joining Lithox Systems, Mr. Mulvena was President of the Cardiosurgery division of C.R. Bard. Mr. Mulvena holds a B.A. from Vanderbilt University. Mr. Mulvena is also a director of Echo-Cath, Inc., Magna-Lab, Inc., Zoll Medical Corp. and Thoratec Laboratories Inc.

BOARD AND COMMITTEE MEETINGS

    The Board of Directors met five times during the year ended December 31, 2000 ("Fiscal 2000"), and acted by written consent on two occasions. Each director attended at least 75% of the aggregate number of Board meetings (held during the period for which he or she has been a director) and the number of meetings held by all committees on which he or she then served (during the periods that he or she served).

    The Board of Directors has a standing Audit Committee, which reviews the effectiveness of the auditors during the annual audit, reviews the adequacy of financial statement disclosures, discusses the Company's internal control policies and procedures and considers and recommends the selection of the Company's independent accountants. The Audit Committee met three times during Fiscal 2000. The members of the Audit Committee are currently Mr. Langan,
Mr. Mulvena and Dr. Berman. See "Report of the Audit Committee of the Board of Directors."

    The Board of Directors also has a standing Compensation Committee, which is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other Named Executive Officers, and setting the compensation levels for these individuals. The Compensation Committee also considers and makes recommendations to the Board of Directors with respect to such matters as the establishment and implementation of employee incentive plans and administers and makes grants under the Company's Amended and Restated Incentive and Non-Qualified Stock Option Plan, the 1996 Equity Incentive Plan, the 1996 Employee Stock Purchase Plan, the 1996 Director Option Plan and the 2001 Stock Incentive Plan. The Compensation Committee met three times during Fiscal 2000. The members of the Compensation Committee are Mr. Langan and Mr. Mulvena. See "Report of the Compensation Committee on Executive Compensation."

    The Board of Directors has no standing nominating committee.

COMPENSATION OF DIRECTORS

    The Company's non-employee directors, other than those representing major stockholders of the Company, receive a fee of $2,500 per meeting of the Board of Directors. The Company pays members of the Audit and Compensation Committees a fee of $350 per committee meeting. All non-employee directors receive reasonable travel and out-of-pocket expenses for attendance at meetings of the Board of Directors. Non-employee directors are also eligible to receive stock options under the 1996 Director Stock Option Plan (the "Director Plan"). See "Director Option Plan."

    In October 2000, Mr. Chazanovitz was granted an option under the 1996 Equity Incentive Plan to purchase 100,000 shares of Common Stock at $2.688 per share, the closing price of the Common Stock on the Nasdaq National Market on the date of grant. This option vests in equal annual installments over four years after the date of grant and is intended to qualify as an incentive stock option under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). At the same time, Mr. Chazanovitz was granted an option to purchase 752,000 shares of Common Stock at $2.688 per share. This option, which vests in equal annual installments over four years after the date of grant, was not granted under any of the Company's stock option plans. The Board intends to cancel
Mr. Chazanovitz's option to purchase 752,000 shares prior to the Meeting. If the Company's stockholders approve the 2001 Stock Incentive Plan, the Board intends to grant Mr. Chazanovitz a new option to purchase 752,000 shares under the 2001 Stock Incentive Plan. See "Approval of 2001 Stock Incentive Plan--Summary of the 2001 Plan."

DIRECTOR OPTION PLAN

    The Director Plan was adopted by the Board of Directors in May 1996, was approved by the stockholders in June 1996, and became effective on August 7, 1996. Under the terms of the Director Plan, options (the "Director Options") to purchase 10,000 shares of Common Stock will be granted to each person who becomes a non-employee director and who is not otherwise affiliated with the Company, effective as of the date of initial election to the Board of Directors. The Director Options will vest in equal annual installments over three years after the date of grant. Director Options will become immediately exercisable upon the occurrence of a change in control (as defined in the Director Plan). A total of 100,000 shares of Common Stock may be issued upon the exercise of stock options granted under the Director Plan. The exercise price of options granted under the Director Plan will equal the closing price of the Common Stock on the Nasdaq National Market on the date of grant.

                               EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION

    The following table sets forth certain information with respect to the compensation, for the last three fiscal years, of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers who were serving as executive officers on December 31, 2000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                          AWARDS (2)
                                                                                         ------------
                                                           ANNUAL COMPENSATION (1)        SECURITIES
                                                        ------------------------------    UNDERLYING
NAME AND PRINCIPAL POSITION                               YEAR      SALARY     BONUS       OPTIONS
---------------------------                             --------   --------   --------   ------------
Jeffrey M. Arnold.....................................    2000     $220,468   $91,751            --
  President and Chief Executive Officer                   1999      211,667    64,500       165,000
                                                          1998      225,000    67,500        25,000

Eric Dufford..........................................    2000     $166,841   $15,000        20,000
  Vice President, Marketing and Sales and Secretary       1999      159,706    15,000        40,000
                                                          1998      164,013    20,000        90,000(3)

Robert B. Palardy.....................................    2000     $143,509   $10,000        20,000
  Vice President, Finance and Administration and          1999      136,648    15,000        25,000
  Chief Financial Officer                                 1998      134,167    15,000        75,000(4)

Kevin S. Librett......................................    2000     $136,979   $12,000        80,000
  Vice President, Research and Development                1999      125,000    10,000        25,000
                                                          1998      108,430    10,500        42,500(5)

James W. Sheppard.....................................    2000     $134,774   $ 7,500        20,000
  Vice President, Operations                              1999       47,308     8,000        75,000

------------------------

(1) Perquisites for the Named Executive Officers listed in the table did not exceed the lesser of $50,000 or 10% of total salary and bonus for the respective fiscal years and accordingly have been omitted in accordance with the rules of the Commission.

(2) The Company does not have a long-term compensation plan that includes long-term incentive payouts. No stock appreciation rights ("SARs") have been granted to or are held by any of the Named Executive Officers.

(3) These options were originally granted on August 8, 1997 and April 28, 1998 and were repriced on October 16, 1998.

(4) These options were originally granted on November 11, 1997 and were repriced on October 16, 1998.

(5) These options were originally granted on March 21, 1997, July 24, 1997 and April 28, 1998 and were repriced on October 16, 1998.

    OPTION GRANT TABLE. The following table sets forth certain information regarding options granted during Fiscal 2000 by the Company to the Named Executive Officers. The Company granted no SARs in Fiscal 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                                                                                     ANNUAL RATES OF
                                       NUMBER OF    PERCENT OF TOTAL                                   STOCK PRICE
                                       SECURITIES       OPTIONS                                     APPRECIATION FOR
                                       UNDERLYING      GRANTED TO      EXERCISE OR                   OPTION TERM (2)
                                        OPTIONS       EMPLOYEES IN     BASE PRICE    EXPIRATION   ---------------------
NAME                                   GRANTED(1)     FISCAL YEAR       PER SHARE       DATE         5%          10%
----                                   ----------   ----------------   -----------   ----------   ---------   ---------
Jeffrey M. Arnold....................         --           --                --             --          --          --

Eric Dufford.........................     20,000(3)         2%           $ 3.50        9/31/10     $44,000    $111,600

Robert B. Palardy....................     20,000(3)         2%           $ 3.50        9/13/10     $44,000    $111,600

                                          30,000(3)         3%           $5.125        3/22/10     $96,690    $245,000
                                          20,000(3)         2%           $ 3.50        9/13/10     $44,000    $111,600
Kevin S. Librett.....................     30,000(3)         3%           $ 2.50         4/4/10     $47,100    $119,400

James W. Sheppard....................     20,000(3)         2%           $ 3.50        9/13/10     $44,000    $111,600

------------------------

(1) The securities underlying the options are shares of Common Stock.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. This table does not take into account actual appreciation in the price of the Common Stock to date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. The gains shown are net of the option exercise price, but do not reflect taxes or other expenses associated with the exercise.

(3) All of these options were granted at the fair market value of the Company's Common Stock on the date of grant. The options vest in equal annual installments over five years after the date of grant.

    YEAR END OPTION TABLE. The following table sets forth certain information regarding stock options exercised during Fiscal 2000 and held as of December 31, 2000 by the Named Executive Officers. The Company granted no SARs during Fiscal 2000.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                           NUMBER OF SHARES       VALUE OF
                                                                              UNDERLYING        UNEXERCISED
                                                                             UNEXERCISED        IN-THE-MONEY
                                                                               OPTIONS           OPTIONS AT
                                                                           AT FISCAL YEAR-      FISCAL YEAR-
                                                 SHARES                         END(1)             END(1)
                                                ACQUIRED        VALUE      EXERCISABLE(#)/    EXERCISABLE($)/
NAME                                           ON EXERCISE   REALIZED($)   UNEXERCISABLE(#)   UNEXERCISABLE($)
----                                           -----------   -----------   ----------------   ----------------
Jeffrey M. Arnold............................          --           --     667,752/138,750      1,502,724/0

Eric Dufford.................................          --           --       55,000/95,000              0/0

Robert B. Palardy............................          --           --       43,750/76,250              0/0

Kevin S. Librett.............................          --           --      42,500/105,000              0/0

James W. Sheppard............................          --           --       21,250/83,750              0/0

------------------------

(1) Value based on last reported sale price of the Common Stock at the fiscal year end ($2.4375 per share) less the exercise price.

    OPTION REPRICING TABLE. The following table sets forth information with respect to all repricings of options by the Named Executive Officers since the Company became a public company in August 1996.

                           TEN-YEAR OPTION REPRICINGS

                                         NUMBER OF                                                   LENGTH OF
                                        SECURITIES    MARKET PRICE                                ORIGINAL OPTION
                                        UNDERLYING    OF STOCK AT    EXERCISE PRICE     NEW        TERM REMAINING
                                          OPTIONS       TIME OF        AT TIME OF     EXERCISE       AT DATE OF
NAME                           DATE     REPRICED(#)   REPRICING($)    REPRICING($)    PRICE($)       REPRICING
----                         --------   -----------   ------------   --------------   --------   ------------------
Eric Dufford...............  10/16/98     75,000          5.00            7.625         5.00     3 years, 10 months
                             10/16/98     15,000          5.00            9.375         5.00     4 years,  6 months
Robert B. Palardy..........  10/16/98     25,000          5.00            8.875         5.00     4 years,  1 month
Kevin S. Librett...........  10/16/98      5,000          5.00             7.75         5.00     3 years,  9 months
                             10/16/98     30,000          5.00             7.50         5.00     3 years,  5 months
                             10/16/98      7,500          5.00            9.375         5.00     4 years,  6 months

EMPLOYMENT AND CONSULTING AGREEMENTS AND OTHER ARRANGEMENTS

    The Company is a party to an employment agreement with Mr. Arnold dated September 1, 1993, pursuant to which Mr. Arnold was employed as President and Chief Executive Officer of the Company. The original term of the employment agreement expired on September 1, 1998. On October 21, 1999, the Company's Board of Directors renewed the employment agreement effective as of September 1, 1999 for a three year term ending on September 1, 2002. Mr. Arnold resigned as President of the Company in October 2000 and as Chief Executive Officer in February 2001.

    Prior to the time Mr. Arnold resigned as Chief Executive Officer of the Company, the employment agreement provided that Mr. Arnold would receive a base annual salary of $215,000 and would be eligible to receive an annual bonus of up to 50% of base salary based upon the achievement of mutually agreed-upon objectives determined annually by the Company's Board of Directors. In addition, Mr. Arnold was eligible to receive an annual stock option grant of up to 65,000 shares of Common Stock based upon the achievement of mutually agreed-upon objectives determined annually by the Company's Board of Directors. Prior to Mr. Arnold's resignation as President, the employment agreement provided that if his employment was terminated by the Company without cause, Mr. Arnold would be entitled to receive severance compensation in an amount equal to twelve months base salary. In the event of a change in control (as defined in the employment agreement) that did not result in termination of Mr. Arnold's employment, 50% of all Mr. Arnold's unvested options which were then outstanding would become immediately exercisable. In the event of a change in control resulting in the termination of Mr. Arnold's employment, all of Mr. Arnold's unvested options which were then outstanding would become immediately exercisable. Furthermore, Mr. Arnold was entitled to terminate his employment agreement within 90 days of a change in control of the Company and to receive severance compensation equal to nine months base salary.

    Mr. Arnold entered into an agreement with the Company's Board of Directors that rendered the preceding termination provisions inapplicable as of the date of Mr. Arnold's resignation as President of the Company. The employment agreement also contains a non-competition covenant pursuant to which Mr. Arnold is prohibited from competing with the Company during his employment with the Company and for a period of one year thereafter. Throughout the term of the employment agreement, the Company's Board of Directors has agreed to nominate Mr. Arnold, and the Company has agreed to use its best efforts to cause
Mr. Arnold to be elected, to the Board of Directors of the Company.

    The Company is a party to a consulting and technology agreement with Dr. Cohen pursuant to which Dr. Cohen spends one day per week at the Company working on the development and commercialization of certain technology licensed to the Company by the Massachusetts Institute of

Technology. This agreement, which commenced in February 1993 and has been extended to December 31, 2001, requires the Company to pay monthly consulting fees of $10,833, as stipulated in the agreement. In February 2000, the Company modified this consulting agreement for additional consulting services, requiring the Company to pay an additional consulting fee of $8,333 per month through January 2001. Total payments made during 2000, 1999, 1998, 1997, 1996, 1995,
1994 and 1993 were approximately $217,500, $121,000, $118,000, $113,000,
$106,000, $100,000, $142,000 and $116,000, respectively. In connection with this agreement, a warrant to purchase 109,634 shares of Common Stock for $2.00 per share was issued to Dr. Cohen. This warrant was exercised in full by August 1998. During the term of the consulting agreement, and for a period of up to two additional years following the termination or expiration of this agreement, Dr. Cohen is obligated not to compete with the Company so long as the Company makes continuing payments to Dr. Cohen during such two year period.

    Since February 1993, the Company had also been a party to a license agreement with Dr. Cohen, pursuant to which Dr. Cohen granted to the Company an exclusive license to certain cardiac output monitoring technology developed by Dr. Cohen. This license agreement provided that the Company achieve certain milestones, which include raising equity capital, spending a minimum of $200,000 in each two-year period during the term of the agreement and conducting clinical trials. The Company was required to pay Dr. Cohen a royalty based on 1% of net sales of products developed from such technology, or, if the Company chose to sublicense this technology to an unrelated party, 20% of the gross revenue received from the unrelated party for products developed from such technology. The Company and Dr. Cohen terminated the agreement by mutual consent in September, 2000. Royalties paid under the license agreement had not been material.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The Audit Committee of the Company's Board of Directors is composed of three members and acts under a written charter adopted and approved in May 2000. A copy of this charter is attached to this proxy statement as Appendix A. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market.

    The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2000 and discussed these financial statements with the Company's management. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent auditors, the following:

    - the plan for, and the independent auditors' report on, each audit of the Company's financial statements;

    - the Company's financial disclosure documents, including all financial statements and reports filed with the Commission or sent to shareholders;

    - changes in the Company's accounting practices, principles, controls or methodologies;

    - significant developments or changes in accounting rules applicable to the Company; and

    - the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

    The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

    - methods to account for significant unusual transactions;

    - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

    - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

    The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services, if any, to the Company is compatible with maintaining such auditors' independence. See "Ratification of Independent Accountants--All Other Fees."

    Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

    By the Audit Committee of the Board of Directors of Cambridge Heart, Inc.

                                          Jeffrey J. Langan

                                          Daniel M. Mulvena

                                          Harris A. Berman, M.D.

                             COMPENSATION COMMITTEE

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Company's Board of Directors consists of Jeffrey J. Langan and Daniel M. Mulvena. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a member of the Compensation Committee or director of the Company.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Company's Board of Directors is responsible for granting awards under the Company's stock plans and establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the Named Executive Officers, and setting the compensation for these individuals.

    The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. In order to ensure continuity of certain key members of management, the Compensation Committee has approved in the past multi-year employment contracts. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company and/or the individual executive's particular business unit. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Common Stock.

    Section 162(m) of the Code, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and any of its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements, such as stockholder approval of a compensation plan, are met. Although the Compensation Committee has considered the limitations on the deductibility of executive compensation imposed by Section 162(m) in designing the Company's executive compensation programs, the Committee believes that it is unlikely that such limitations will affect the deductibility of the compensation to be paid to the Company's executive officers in the near term. Based in part on this judgment, the Compensation Committee has determined not to recommend to the Company's Board of Directors that the salary or bonus arrangements for the Company's executive officers be submitted to the Company's stockholders for their approval. Option and stock awards made at fair market value under the Company's 1996 Equity Incentive Plan and, after stockholder approval of it, the 2001 Stock Incentive Plan, are eligible for exemption from the limitations of
Section 162(m). Nevertheless, there can be no assurances that such awards will be exempt, and the Compensation Committee may make awards that are not exempt if it determines that such awards are in the best interests of the Company and its stockholders.

    The compensation programs for the Company's executives established by the Compensation Committee consist of three elements based upon the objectives described above: base salary; annual cash bonus; and a stock-based equity incentive in the form of participation in the Company's 1996 Equity Incentive Plan, 2001 Stock Incentive Plan and/or Stock Purchase Plan. In establishing base salaries for executives, the Compensation Committee monitors salaries at other companies, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives at the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance and the individual's performance in establishing base salaries of executives.

    Pursuant to Mr. Arnold's employment agreement with the Company, for Fiscal 2000 Mr. Arnold was awarded a cash bonus of $91,751. The Compensation Committee believes that the base salary level provided for in Mr. Arnold's employment agreement and the bonus criteria established an appropriate salary level for Mr. Arnold in light of the factors described above. Moreover, Mr. Arnold's employment agreement includes provisions prohibiting Mr. Arnold from engaging in a business that is competitive with the Company during the term of the agreement and for one year after the termination of his employment.

    The Compensation Committee generally structures cash bonuses not associated with the above employment agreements by linking them to the achievement of specified Company and/or business unit performance objectives. Pursuant to such bonus policy, for Fiscal 2000 each of Messrs. Dufford,

Palardy, Librett and Sheppard were awarded a bonus of $15,000, $10,000, $12,000 and $7,500, respectively.

    Stock option grants in Fiscal 2000 were designed to link the overall compensation of any executive officers receiving such awards with his performance, in light of all other current and past compensation received by such executive officer. Such grants, as a result of the applicable vesting arrangements, also serve as a means for the Company to retain the services of these individuals. In fiscal 2000, Messrs. Dufford, Palardy, Librett and Sheppard received options to purchase 20,000, 20,000, 80,000 and 20,000 shares of Common Stock, respectively. These option grants to the above Named Executive Officers were based on the above described criteria. The exercise price of these options was equal to the fair market value of the Company's Common Stock on the date of grant.

    By the Compensation Committee of the Board of Directors of Cambridge Heart, Inc.

                                          Jeffrey J. Langan

                                          Daniel M. Mulvena

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, or written representations from Reporting Persons, the Company believes that during Fiscal 2000 the Reporting Persons complied with all
Section 16(a) filing requirements, other than a late filing by Mr. Chazanovitz disclosing the grant of a stock option and his initial ownership of Common Stock of the Company.

                            STOCK PERFORMANCE CHART

    The following chart compares the percentage change in the cumulative total stockholder return on the Common Stock during the period beginning August 2, 1996 (the date of the consummation of the Company's initial public offering) and ending December 31, 2000 with the total return on the Nasdaq Stock Market (U.S.) Index and the Dow Jones Advanced Medical Devices Index. The comparison assumes $100 was invested on August 2, 1996 in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                8/2/96    12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
                                               --------   --------   --------   --------   --------   --------
Cambridge Heart, Inc.........................    $100       $127       $103       $ 63       $ 39       $ 27
Dow Jones Advanced Medical Devices Index.....    $100       $121       $180       $262       $256       $354
Nasdaq Stock Market (U.S.) Index.............    $100       $114       $140       $198       $357       $221

    (Cumulative total return numbers provided by Research Data Group, Inc.)

   APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF
                                 INCORPORATION

    On February 9, 2001, the Board of Directors voted to recommend to the stockholders that the Company's Amended and Restated Certificate of Incorporation be amended in order to increase the authorized Common Stock from 25,000,000 shares to 50,000,000 shares. On March 21, 2001, there were outstanding 17,052,889 shares of Common Stock, and an additional 1,701,865 shares were reserved for issuance pursuant to the Company's stock option and stock benefit plans (the "Stock Plans") (of which 1,700,000 are reserved for issuance under the 2001 Stock Incentive Plan which is subject to approval by the stockholders at the Annual Meeting), and 1,455,345 shares were reserved for issuance upon exercise of outstanding warrants (the "Warrants").

    The Board of Directors believes that the authorization of additional shares of Common Stock is desirable to provide shares for issuance in connection with possible future financings, management and employee incentive plans or other general corporate purposes. However, there is no existing plan, understanding or agreement for the issuance of any shares of Common Stock with the exception of the shares of Common Stock available for issuance under the Stock Plans and Warrants described above. If the amendment is approved by the stockholders, the Board of Directors will have authority to issue additional shares of Common Stock without the necessity of further stockholder action. The issuance of additional shares of Common Stock, while providing desired flexibility in connection with possible financings and other corporate purposes, would have the effect of diluting the Company's current stockholders. The proposed amendment may also have the effect of making more difficult an attempt by a third party to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, which might otherwise be desirable to stockholders.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS BELIEVES THE ADOPTION OF THIS AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THE ADOPTION OF THIS PROPOSED AMENDMENT.

                     APPROVAL OF 2001 STOCK INCENTIVE PLAN

    On February 9, 2001, the Board of Directors of the Company adopted, subject to stockholder approval, the 2001 Stock Incentive Plan (the "2001 Plan"). Up to 1,700,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2001 Plan.

    The 2001 Plan is intended to replace the Company's 1996 Equity Incentive Plan (the "1996 Plan"). As of March 21, 2001, only approximately 1,865 shares remained available for future awards granted under the 1996 Plan.

    The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel.

    ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES ADOPTION OF THE 2001 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.

SUMMARY OF THE 2001 PLAN

    The following is a brief summary of the 2001 Plan and it is qualified by reference to the full text of the Plan.

    DESCRIPTION OF AWARDS

    The 2001 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options and restricted stock awards (collectively "Awards").

    INCENTIVE STOCK OPTION AND NONSTATUTORY STOCK OPTION AWARDS. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price which is less than 100% of the fair market value of the Common Stock on the date of grant or for a term of more than 10 years. The 2001 Plan permits the payment of the exercise price of options, by cash or check, by a broker, unless otherwise provided by the Board or a committee, by surrender to the Company of shares of Common Stock or delivery to the Company of a promissory note, each only to the extent permitted by the Board or a commitee, or by any other lawful means.

    RESTRICTED STOCK AWARDS. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase or require forfeiture of all or part of such shares from the recipient in the event that the conditions specified in the applicable restricted stock award are not satisfied prior to the end of the applicable restriction period. The maximum aggregate number of shares of Common Stock with respect to which restricted stock awards may be granted under the 2001 Plan is limited to 170,000.

    ELIGIBILITY TO RECEIVE AWARDS

    Employees, officers, directors, consultants and advisors of the Company and any future parent or subsidiaries of the Company are eligible to be granted Awards under the 2001 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which Awards may be granted to any participant under the 2001 Plan may not exceed 900,000 shares per calendar year.

    As of March 22, 2001, approximately 42 persons were eligible to receive Awards under the 2001 Plan, including the Company's five executive officers and five non-employee directors. The granting of Awards under the 2001 Plan is discretionary, and, except as described below, the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

    ADMINISTRATION

    The 2001 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2001 Plan and to interpret the provisions of the 2001 Plan. Pursuant to the terms of the 2001 Plan, the Board of Directors may delegate its authority under the 2001 Plan to one or more committees of the Board and any references to the Board in this discussion include a committee to which the Board has properly delegated authority. Subject to any applicable limitations contained in the 2001 Plan, the Board of Directors, which selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable,
(ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price, if any.

    The Board of Directors is required to make appropriate adjustments in connection with the 2001 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a Reorganization Event (as defined in the 2001 Plan), the Board of Directors is authorized to provide for outstanding options to be assumed or substituted for, by the acquiring or succeeding corporation. If the acquiring or succeeding corporation does not agree to assume, or substitute for, such options, then the Board of Directors shall provide that all unexercised options will become exercisable in full prior to the Reorganization Event and will terminate immediately prior to the Reorganization Event if not exercised; provided that, if holders of the Company's Common Stock receive a cash payment for each share of Common Stock surrendered pursuant to the Reorganization Event, then the Board may provide that all outstanding options shall terminate upon such Reorganization Event and that each participant shall receive, in exchange therefor, a cash payment.

    If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2001 Plan.

    AMENDMENT OR TERMINATION

    No Award may be made under the 2001 Plan after February 8, 2011, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2001 Plan, except that, to the extent required by Section 162(m) of the Code, no Award that is intended to comply with
Section 162(m) of the Code after the date of such amendment shall become exercisable, realizable or vested unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m).

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2001 Plan and with respect to the sale of Common Stock acquired under the 2001 Plan.

    INCENTIVE STOCK OPTIONS

    In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

    Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

    If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

    If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

    NONSTATUTORY STOCK OPTIONS

    As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

    With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

    RESTRICTED STOCK AWARDS

    A participant will not recognize taxable income upon the grant of a restricted stock award, unless the participant makes an election under
Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a valid Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the restricted stock award is granted, in an amount equal to the difference between the fair market value of the Common

Stock at the time the restricted stock award is granted and the purchase price paid for the Common Stock. If a valid Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

    Upon the disposition of the Common Stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year.

    TAX CONSEQUENCES TO THE COMPANY

    The grant of an Award under the 2001 Plan generally will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 2001 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2001 Plan, including in connection with a restricted stock award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors, on the recommendation of its Audit Committee, has appointed the firm of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2001, subject to ratification by the stockholders at the Meeting. PricewaterhouseCoopers LLP has been the Company's independent accountants since the Company's inception in 1990. Although stockholder approval of the Board of Directors' selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Meeting, the Board of Directors will reconsider this appointment.

    Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

AUDIT FEES

    PricewaterhouseCoopers LLP billed the Company an aggregate of $111,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during Fiscal 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    PricewaterhouseCoopers LLP did not bill the Company for any professional services rendered to the Company and its affiliates for Fiscal 2000 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

ALL OTHER FEES

    PricewaterhouseCoopers LLP billed the Company an aggregate of $26,000 in fees for other services rendered to the Company and its affiliates for Fiscal 2000. These fees were rendered primarily in connection with the preparation of registration statements for the registration of shares of the Company's Common Stock previously issued by the Company in private placements of Common Stock and warrants to purchase Common Stock, as well as the consents related to such registration statements.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

    All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, personal interviews, and other means. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in connection therewith.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

    Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, One Oak Park Drive, Bedford, Massachusetts 01730, no later than
  , 2001 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

    If a stockholder of the Company wishes to present a proposal before the 2002 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2002 Annual Meeting; provided that, in the event that less than 70 days' notice or prior public disclosure of the date of the 2002 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2002 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                          By Order of the Board of Directors,

                                                Eric Dufford, SECRETARY

April   , 2001

    THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

                                                                      Appendix A

                            AUDIT COMMITTEE CHARTER

I.  Membership

    A. NUMBER. The Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C. below.

    B. INDEPENDENCE. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

       1. Has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

       2. Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

       3. Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

       4. Did not within the last fiscal year receive from the Company or any affiliate of the Company compensation--other than benefits under at tax qualified retirement plan, compensation for director service or nondiscretionary compensation--greater than $60,000; and

       5. Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of:
           (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

    C. FINANCIAL. Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

    D. CHAIRMAN. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

II.  Responsibilities of the Audit Committee

    The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

    A. The AUDIT Committee shall review and reassess the adequacy of this charter at least annually.

    B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor.

    C. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

    D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

    E. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

    F. The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.

    G. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

    H. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

    I. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

    J. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

    K. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

    L.  The Audit Committee shall meet privately at least once per year with:
       (i) the outside auditor; (ii) the Chief Financial Officer and/or the Controller; and (iii) the most senior person (if any) responsible for the internal audit activities of the Company.

                                                                      Appendix

                              CAMBRIDGE HEART, INC.

                            2001 STOCK INCENTIVE PLAN

1.       PURPOSE

         The purpose of this 2001 Stock Incentive Plan (the "Plan") of Cambridge Heart, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.       ELIGIBILITY

         All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options or restricted stock awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.       ADMINISTRATION AND DELEGATION

         (a) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

         (b) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4.       STOCK AVAILABLE FOR AWARDS

         (a) NUMBER OF SHARES. Subject to adjustment under Section 7, Awards may be made under the Plan for up to 1,700,000 shares of common stock, $.001 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) PER-PARTICIPANT LIMIT. Subject to adjustment under Section 7, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 900,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5.       STOCK OPTIONS

         (a) GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

         (b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

         (c) EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided, however, that the exercise price shall be not less than 100% of the Fair Market Value (as hereinafter defined) of the Common Stock at the time the Option is granted.

         (d) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

         (e) EXERCISE OF OPTION. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

         (f) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

              (1) in cash or by check, payable to the order of the Company;

              (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

              (3) to the extent permitted by the Board, in its sole discretion, when the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;

              (4) to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

              (5) by any combination of the above permitted forms of payment.

         (g) SUBSTITUTE OPTIONS. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.       RESTRICTED STOCK.

         (a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

         (b) SHARE LIMIT. Subject to adjustment under Section 7, the maximum aggregate number of shares of Common Stock with respect to which Restricted Stock Awards may be granted under the Plan shall be 170,000.

         (c) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

         (d) STOCK CERTIFICATES. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.       ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

         (a) CHANGES IN CAPITALIZATION. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, and (iv) the repurchase price per share subject to each outstanding Restricted Stock Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7(a) applies and Section 7(c) also applies to any event, Section 7(c) shall be applicable to such event, and this Section 7(a) shall not be applicable.

         (b) LIQUIDATION OR DISSOLUTION. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

         (c) REORGANIZATION EVENTS

              (1) DEFINITION. A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

              (2) CONSEQUENCES OF A REORGANIZATION EVENT ON OPTIONS. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

         Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

              (3) CONSEQUENCES OF A REORGANIZATION EVENT ON RESTRICTED STOCK AWARDS. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

8.       GENERAL PROVISIONS APPLICABLE TO AWARDS

         (a) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

         (b) DOCUMENTATION. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

         (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

         (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

         (e) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

         (f) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

         (g) ACCELERATION. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.       MISCELLANEOUS

         (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

         (c) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under
Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

         (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by
Section 162(m) (including the vote required under Section 162(m)).

         (e) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

PROXY                          Preliminary Copies                        PROXY

                              CAMBRIDGE HEART, INC.

                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 31, 2001

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY


      The undersigned, having received notice of the meeting and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) David
A. Chazanovitz and Robert B. Palardy, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Cambridge Heart, Inc. (the "Company") to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, at 10:00 a.m. (local time), on Thursday, May 31, 2001, and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. Each of the following matters is proposed by the Company.

      IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF.

                         (To be Signed on Reverse Side)



[X] PLEASE MARK VOTES AS IN THIS EXAMPLE                        2. Approve an increase in    FOR     AGAINST  ABSTAIN
                                                                   the number of shares      [  ]     [  ]      [  ]
1.   Election of Directors.                                        of Common Stock of the
                                                                   Company authorized for
FOR (all nominees         WITHHELD       NOMINEES:                 issuance from
except as marked below)                  David A. Chazanovitz      25,000,000 to
[  ]                        [  ]         Richard J. Cohen          50,000,000 shares.


INSTRUCTIONS: To withhold authority to vote for any             3. Approve the Company's     [  ]     [  ]      [  ]
individual nominee, print that nominee's name in the space         2001 Stock Incentive
provided below.                                                    Plan.

   [   ] __________________________________________             4. Ratify the appointment    [  ]     [  ]      [  ]
                                                                   of Pricewaterhouse-
                                                                   Coopers LLP as the
                                                                   Company's independent
                                                                   accountants.

                                                                    THE SHARES REPRESENTED BY THIS PROXY
                                                                  WILL BE VOTED AS DIRECTED BY THE
                                                                  UNDERSIGNED. IF NO DIRECTION IS GIVEN
                                                                  WITH RESPECT TO ANY PROPOSALS
                                                                  SPECIFIED ABOVE, THIS PROXY WILL BE
                                                                  VOTED FOR SUCH PROPOSALS.


                                                                    Attendance of the undersigned at the meeting or at any
                                                                  adjourned session thereof will not be deemed to revoke
                                                                  this proxy unless the undersigned shall affirmatively
                                                                  indicate thereat the intention of the undersigned to vote
                                                                  said shares in person. If the undersigned hold(s) any of
                                                                  the shares of the Company in a fiduciary, custodial or
                                                                  joint capacity or capacities, this proxy is signed by the
                                                                  undersigned in every such capacity as well as
                                                                  individually.

                                                                  PLEASE MARK, SIGN, DATE AND RETURN THE
                                                                  PROXY CARD PROMPTLY USING THE
                                                                  ENCLOSED ENVELOPE.

  SIGNATURE(S) ____________________________________________________________  DATE: _______________

  Note:  Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally.
